Exhibit 99.3

Special Meeting of

Alpine Bancorporation, Inc. Shareholders

February 5, 2018, 10:00 a.m. Local Time

Alpine Bank & Trust Co.

600 South State Street

Belvidere, Illinois 61008

This proxy is solicited by the Board of Directors

I, the undersigned shareholder of Alpine Bancorporation, Inc. (the “Company”), having received notice of a special meeting of the shareholders, do hereby nominate, constitute and appoint, each of R. Robert Funderburg, Jr., Rex K. Entsminger and William C. Roop, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, par value $1.00 per share, standing in my name on its books on January 4, 2018, at a special meeting of the shareholders of the Company, to be held at the Belvidere branch location of Alpine Bank & Trust Co., 600 South State Street, Belvidere, Illinois 61008, on February 5, 2018, at 10:00 a.m., local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.  To adopt the Agreement and Plan of Merger, dated as of October 16, 2017, by and among the Company, Midland States Bancorp, Inc. and Peak Midland Acquisition, LLC, a wholly owned subsidiary of Midland, as such agreement may be amended from time to time (the “Merger Agreement”).

☐ FOR	☐AGAINST	☐ ABSTAIN

2.  To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to permit further solicitation if an insufficient number of votes are cast to adopt the Merger Agreement.

☐ FOR	☐AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote “FOR” Proposals 1 and 2.  Shares represented by this proxy will be voted as directed by the shareholder.  If no such directions are indicated, the proxies will have authority to vote “FOR” each of Proposal 1 and Proposal 2.

Signature	Date

Signature (Joint Owners)	Date

Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Please indicate if you plan to attend the Special Meeting:  ☐ Yes ☐ No